Exhibit 11

                      COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted-average number of shares outstanding which is used in the computation of per share earnings for Luby's, Inc. for the quarters ended February 13, 2002, and February 28, 2001.


     Quarter ended February 13, 2002

          22,422,943 x shares outstanding for 84 days     1,883,527,212
                                                          divided by 84
                                                          _____________
                                                             22,422,943

     Quarter ended February 28, 2001

          22,420,375 x shares outstanding for 42 days       941,655,750
          22,422,943 x shares outstanding for 48 days     1,076,301,264
                                                          _____________
          Subtotal                                        2,017,957,014
                                                          divided by 90
                                                          ______________
                                                              22,421,745